                                                                    EXHIBIT 4.11
                                     FORM OF
                            STATEMENT OF DESIGNATION
                                       OF
            SERIES C CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES
                                       OF
                               BENEFICIAL INTEREST
                                       OF
                              CAMDEN PROPERTY TRUST


                                   ARTICLE ONE

     CAMDEN  PROPERTY  TRUST (the  "COMPANY"),  pursuant  to the  provisions  of
Section 3.30 of the Texas Real Estate Investment Trust Act (the "TREITA"), hereby files this Statement of Designation of 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company (the "STATEMENT") prior to the issuance of any shares of 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest, such series of unissued shares having been established by a resolution duly adopted by all necessary action on the part of the Company and the Board of Trust Managers, as provided for in the Amended and Restated Declaration of Trust (the "DECLARATION OF TRUST").

                                   ARTICLE TWO

         The name of the Company is Camden Property Trust.

                                  ARTICLE THREE

     Pursuant to the authority conferred upon the Board of Trust Managers by the Declaration of Trust and Section 3.30 of the TREITA, the Board of Trust Managers, pursuant to Section 10.20 of the TREITA, adopted a resolution establishing the 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company and designating the series and fixing and determining the preferences, limitations, and relative rights thereof, as set forth in the true and correct copy of the resolution attached hereto as EXHIBIT A (the "DESIGNATING RESOLUTION").

                                  ARTICLE FOUR

     The Designating Resolution was adopted effective as of August 13, 1999.

                                  ARTICLE FIVE
     The Designating Resolution was duly adopted by all necessary action on the part of the Company.

     IN WITNESS WHEREOF, the undersigned officer has executed this Statement effective as of August 13, 1999.

                                           CAMDEN PROPERTY TRUST


                                           By:__________________________________
                                                 Name:
                                                 Title:



                                           Notary Public, State of Texas


                                           Printed Name of Notary

                                           My Commission Expires:


                                           _____________________________________

                                    EXHIBIT A

                             DESIGNATING RESOLUTION
                             BOARD OF TRUST MANAGERS
                              CAMDEN PROPERTY TRUST
                                 AUGUST 13, 1999

AUTHORIZATION OF SERIES C CUMULATIVE CONVERTIBLE PREFERRED SHARES OF BENEFICIAL INTEREST

     WHEREAS, the Board of Trust Managers of Camden Property Trust (the "COMPANY") has deemed it to be in the best interest of the Company and its shareholders for the Company to establish an additional series of preferred shares pursuant to the authority granted to the Board of Trust Managers in the Amended and Restated Declaration of Trust (the "DECLARATION OF TRUST") of the
Company:

     NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board of Trust Managers by the Declaration of Trust, a series of preferred shares is hereby established, and the terms of the same shall be as follows:

          SECTION 1. DESIGNATION AND NUMBER. A series of Preferred Shares of Beneficial Interest, designated the "8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest" (the "SERIES C PREFERRED SHARES") is hereby established. The number of shares of Beneficial Interest of Series C Preferred Shares shall be 520,000.

          SECTION 2. RANK. The Series C Preferred Shares will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, or both, rank senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all classes or series of equity securities of the Company now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Company expressly designated as ranking on a parity with (including, without limitation, the Series A Cumulative Convertible Preferred Shares of Beneficial Interest of the Company provided for in the Company's Statement of Designation filed with the County Clerk of Harris County, Texas, on April 8, 1998 (the "SERIES A PREFERRED SHARES") and the Series B Cumulative Convertible Preferred Shares of Beneficial Interest of the Company provided for in the Company's Statement of
     Designation filed with the County Clerk of Harris County, Texas, on February 24, 1999 (the "SERIES B PREFERRED SHARES")) or senior to the Series C Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company. For purposes of this Designating Resolution, the term "PARITY PREFERRED SHARES" shall be used to refer to any class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with Series C Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company including, without limitation, the Series A Preferred Shares and Series B Preferred Shares. The term "EQUITY SECURITIES" does not include convertible debt securities (or other evidences of indebtedness), which will rank senior to the Series C Preferred Shares; provided, however, the term "EQUITY SECURITIES" shall include any equity securities issued upon the conversion of convertible debt securities into equity when issued.

          SECTION 3. DISTRIBUTIONS.

                          (a) PAYMENT OF DISTRIBUTIONS. Subject to the rights of holders of Parity Preferred Shares and holders of equity securities ranking senior to the Series C Preferred Shares, holders of Series C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trust Managers of the Company, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 8.25% of the $25.00 liquidation preference per Series C Preferred Share. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar year quarters) in arrears, not later than the third calendar day after March 31, June 30, September 30 and December 31 of each year commencing on September 30, 1999 and, (ii) in the event of a redemption, on the redemption date (each a "PREFERRED SHARES DISTRIBUTION PAYMENT DATE"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such period. If any date on which distributions are to be made on the Series C Preferred Shares is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series C Preferred Shares will be made to the holders of record of the Series C Preferred Shares on the relevant record dates to be fixed by the Board of Trust Managers of the Company, which record dates shall in no event exceed 15 Business Days prior to the relevant Preferred Shares Distribution Payment Date (each a "DISTRIBUTION RECORD DATE"). Notwithstanding anything to the contrary set forth herein, each share of Series C Preferred Shares shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series C Preferred Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Camden Operating, L.P. (as amended, the "PARTNERSHIP AGREEMENT"), as amended through the date hereof) validly exchanged into such share of Series C Preferred Shares in accordance with the provisions of such Partnership Agreement.

                          The term  "BUSINESS  DAY" shall mean  each day,  other
                  than a Saturday or a Sunday, which is not a day on which banking institutions in Texas are authorized or required by law, regulation or executive order to close.

                          (b) DISTRIBUTIONS CUMULATIVE. Distributions on the Series C Preferred Shares will accrue whether or not the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series C Preferred Shares will accumulate as of the Preferred Shares Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Shares Distribution Payment Date to holders of record of the Series C Preferred Shares on the record date fixed by the Board of Trust Managers which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                          (c)  PRIORITY AS TO DISTRIBUTIONS.

                               (i) So long as any Series C Preferred Shares is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Shares or any class or series of other shares of the Company ranking junior as to the payment of distributions or rights upon voluntary or involuntary dissolution, liquidation or winding up of the Partnership to the Series C Preferred Shares (such Common Shares or other junior shares, collectively, "JUNIOR SHARES"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Shares, any Parity Preferred Shares or any Junior Shares, unless, in each case, all distributions accumulated on all Series C Preferred Shares and all classes and series of outstanding Parity Preferred Shares have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Shares, (ii) the conversion of Series C Preferred Shares, Junior Shares or Parity Preferred Shares into shares of the Company ranking junior to the Series C Preferred Shares as to distributions, and (iii) purchase by the Company of such Series C Preferred Shares, Parity Preferred Shares or Junior Shares pursuant to Article Nineteen of the Declaration of Trust to the extent required to preserve the Company's status as a real estate investment trust.

                               (ii)   So long  as distributions  have  not  been
                          paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Shares, all distributions authorized and declared on the Series C Preferred Shares and all classes or series of outstanding Parity Preferred Shares with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per Series C Preferred Share and such other classes or series of Parity Preferred Shares shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Share and such other classes or series of Parity Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of
                          Parity Preferred Shares do not have cumulative distribution rights) bear to each other.

                          (e) NO FURTHER RIGHTS. Holders of Series C Preferred Shares shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excees of the full cumulative distributions described herein.

                  SECTION 4.   LIQUIDATION PREFERENCE.

                          (a) PAYMENT OF LIQUIDATING DISTRIBUTIONS,. Subject to the rights of holders of Parity Preferred Shares with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and subject to equity securities ranking senior to the Series C Preferred Shares with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series C Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Company, but before any payment or distributions of the assets shall be made to holders of Common Shares or any other class or series of shares of the Company that ranks junior to the Series C Preferred Shares as to rights upon liquidation, dissolution or winding-up of the Company, an amount equal to the sum of (i) a liquidation preference of $25 per Series C Preferred Share, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series C Preferred Shares and any Parity Preferred Shares as to rights upon liquidation, dissolution or winding-up of the Company, all payments of liquidating distributions on the Series C Preferred Shares and such Parity Preferred Shares shall be made so that the payments on the Series C Preferred Shares and such Parity Preferred Shares shall in all cases bear to each other the same ratio that the respective rights of the Series C Preferred Shares and such other Parity Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Shares do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Company bear to each other.

                          (b) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and
                  (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series C Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.

                          (c) NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of the remaining assets of the Company.

                          (d) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any Company, trust or other entity (or of any Company, trust or other entity with or into the Company) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

                  SECTION 5.   OPTIONAL REDEMPTION.

                          (a) RIGHT OF OPTIONAL REDEMPTION. The Series C Preferred Shares may not, subject to SECTION 7 hereof, be redeemed prior to August 13, 2004. On or after such date, the Company shall have the right to redeem the Series C Preferred Shares, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days written notice, at a redemption price, payable in cash, equal to $25 per Series C Preferred Share plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series C Preferred Shares are to be redeemed, the Series C Preferred Shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                          (b) LIMITATION ON REDEMPTION. Subject to SECTION 7 hereof, the Company may not redeem fewer than all of the outstanding Series C Preferred Shares unless all accumulated and unpaid distributions have been paid on all outstanding Series C Preferred Shares for all quarterly distribution periods terminating on or prior to the date of redemption.

                          (c)  PROCEDURES FOR REDEMPTION.

                               (i)    Notice of  redemption  will  be (i) faxed,
                          and (ii) mailed by the Company, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Shares to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Shares may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series C Preferred Shares to be redeemed, (iv) the place or places where such shares of Series C Preferred Shares are to be surrendered for payment of the redemption price, (v) that distributions on the Series C Preferred Shares to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series C Preferred Shares. If fewer than all of the shares of Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series C Preferred Shares held by such holder to be redeemed.

                               (ii) If the Company gives a notice of redemption in respect of Series C Preferred Shares (which notice will be irrevocable) then, by 12:00 noon, Houston time, on the redemption date, the Company will deposit irrevocably in trust for the benefit of the Series C Preferred Shares being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series C Preferred Shares upon surrender of the certificate evidencing the Series C Preferred Shares by such holders at the place designated in the notice of redemption. If fewer than all Series C Preferred Shares evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series C Preferred Shares, evidencing the unredeemed Series C Preferred Shares without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series C Preferred Shares or portions thereof called for redemption, unless the Company defaults in the payment thereof. If any date fixed for redemption of Series C Preferred Shares is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series C Preferred Shares is improperly withheld or refused and not paid by the Company, distributions on such Series C Preferred Shares will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                          (d) STATUS OF REDEEMED SHARES. Any Series C Preferred Shares that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Trust Managers.

                  SECTION 6.   VOTING RIGHTS.

                          (a) GENERAL. Holders of the Series C Preferred Shares will not have any voting rights, except as set forth below.

                          (b)  RIGHT TO ELECT TRUST MANAGERS.

                               (i) If at any time distributions shall be in arrears with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series C Preferred Units prior to the exchange into Series C Preferred Shares), whether or not consecutive, and shall not have been paid in full (a "PREFERRED DISTRIBUTION Default"), the authorized number of members of the Board of Trust Managers shall automatically be increased by two (2) and the holders of record of such Series C Preferred Shares, voting together as a single class with the holders of each class or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional directors to serve on the Company's Board of Trust Managers (the "PREFERRED SHARES TRUST MANAGERS") at a special meeting called in accordance with SECTION 6(B)(II) at the next annual meeting of shareholders, and at each subsequent annual meeting of shareholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series C Preferred Shares and each such class or series of Parity Preferred Shares have been paid in full.

                               (ii) At any time when such voting rights shall have vested, a proper officer of the Company may, and upon written request of holders of record of at least ten percent (10%) of the outstanding Series C Preferred Shares (addressed to the Secretary at the principal office of the Company) shall call or cause to be called a special meeting of the holders of Series C Preferred Shares and all the series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable (collectively, the "PARITY SECURITIES"); such call to be made by special notice similar to that provided in the By-laws of the Company for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called within twenty (20) days after receipt of any such request, then any holder of the Series C Preferred Shares may call such meeting upon the notice above provided, and for that purpose shall have access to the shareholder records of the Company. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by a vote of at least the minimum portion of Parity Securities permitted under TREITA, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Shares Trust Managers except as otherwise provided by law. Notice of all meetings at which holders of the Series C Preferred Shares shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Shares Trust Managers, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series C Preferred Shares that would have been entitled to vote at such special meeting.

                               (iii) If and  when all accumulated  distributions
                          and the distribution for the current distribution period on the Series C Preferred Shares shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series C Preferred Shares shall be divested of the voting rights set forth in SECTION 6(B) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Shares Trust Manager so elected shall terminate. Any Preferred Shares Trust Manager may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in SECTION 6(B) (voting separately as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trust Manager may be filled by written consent of the Preferred Shares Trust Manager remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in SECTION 6(B) (voting separately as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Trust Manager shall each be entitled to one vote per director on any matter.

                          (c) CERTAIN VOTING RIGHTS. Notwithstanding anything to the contrary contained in the Declaration of Trust, so long as any Series C Preferred Shares remains outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time: (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series C Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Shares or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Shares is issued to an affiliate of the Company, or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any company or other entity, or (B) amend, alter or repeal the provisions of the Company's Declaration of Trust (including this Designating Resolution) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Shares or the holders thereof; PROVIDED, HOWEVER, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Company's assets as an entirety, so long as (a) the Company is the surviving entity and the Series C Preferred Shares remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation or real estate investment trust organized under the laws of any state and substitutes the Series C Preferred Shares for other preferred shares having substantially the same terms and same rights as the Series C Preferred Shares, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the consent of the holders of the Series C Preferred Shares shall not be required with respect thereto and the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series C Preferred Shares and provided further that any increase in the amount of authorized Preferred Shares or the creation or issuance of any other class or series of Preferred Shares, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series C Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series C Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Shares is not issued to an affiliate of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  SECTION 7. NO CONVERSION RIGHTS. The holders of the Series C Preferred Shares shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Company.

                  SECTION 8.  NO  SINKING  FUND.   No  sinking  fund   shall  be
         established for the retirement or redemption of Series C Preferred Shares.

                  SECTION 9. NO PREEMPTIVE RIGHTS. No holder of the Series C Preferred Shares of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of the Company or any other security of the Company which it may issue or sell.

                  SECTION 10. DECLARATION OF TRUST - ARTICLE THIRTEEN. The Series C Preferred Shares are deemed to be "Shares" for purposes of Article Thirteen of the Declaration of Trust; PROVIDED, HOWEVER, that in no event shall the provisions contained in such Article Thirteen (including, without limitation, subparagraph (d) thereof) limit any obligations of the Company or rights of the holders of Series C Preferred Shares pursuant to this Designating Resolution.

 RATIFICATION AND AUTHORIZATION

     RESOLVED, that any and all acts and deeds of any officer or Trust Manager of the company taken prior to the date hereof on behalf of the Company with regard to the foregoing resolutions are hereby approved, ratified and confirmed in all respects as and for the acts and deeds of the Company.

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, severally and without the necessity for joinder of any other person, authorized, empowered and directed to execute and deliver any and all such further documents and instruments and to do and perform any and all such further acts and deeds that may be necessary or advisable to effectuate and carry out the purposes and intents of the foregoing resolutions, including, but not limited to, the filing of a statement with the County Clerk of Harris County, Texas, setting forth the designations, preferences, limitations and rights of Series C Preferred Shares pursuant to Section 3.30 of TREITA, all such actions to be performed in such manner, and all such documents and instruments to be executed and delivered in such form, as the officer performing or executing the same shall approve, the performance or execution thereof by such officer to be conclusive evidence of the approval thereof by such officer and by the Board of Trust Managers.